UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2025

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

To mitigate risk from hurricanes, tornados, severe thunderstorms and other catastrophes, our two insurance subsidiaries, Homeowners Choice Property & Casualty Insurance Company, Inc. (“Homeowners Choice”) and TypTap Insurance Company (“TypTap”), and the two reciprocal insurers sponsored by HCI, Condo Owners Reciprocal Exchange (“CORE”) and Tailrow Insurance Exchange (“Tailrow”), secured a comprehensive reinsurance program for June 1, 2025 through May 31, 2026 (“2025-2026 treaty year”).

Management assessed the reinsurance needs for each insurance company by region and peril for the 2025-2026 treaty year and accordingly, HCI secured three reinsurance towers for the four insurance companies. Reinsurance Tower 1 is shared between Homeowners Choice and Tailrow and covers all Homeowners Choice policies issued in Florida and all Tailrow policies issued in Florida. Reinsurance Tower 2 is shared between TypTap and Homeowners Choice and covers all TypTap policies (whether issued in Florida or outside of Florida) and all Homeowners Choice policies issued outside of Florida. Reinsurance Tower 3 covers all CORE policies issued in Florida. Claddaugh Casualty Insurance Company Ltd (“Claddaugh”), our Class 3A Bermuda reinsurer, selectively participates on all three reinsurance towers. All three reinsurance towers are fully placed and satisfy HCI’s reinsurance needs for the 2025-2026 treaty year.

Across the four insurance companies, HCI entered into various reinsurance contracts with multiple private reinsurance companies and with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund.

The private reinsurance companies include Arch Reinsurance Ltd., Chubb Tempest Reinsurance Ltd., Endurance Specialty Insurance Ltd., Everest Reinsurance Company, Hannover Ruck SE, Markel Bermuda Limited, Renaissance Reinsurance Ltd. and its affiliates, Transatlantic Reinsurance Company, various Lloyd’s syndicates, and our own Bermuda-based reinsurance subsidiary, Claddaugh. All of our private reinsurers are AM Best rated ‘A-’ (Excellent) or better or have fully collateralized their obligations to us.

The reinsurance contracts provide various coverages, limits, and retentions. The private reinsurance contracts cover, in general, hurricanes, tropical storms, tornados, hailstorms, wildfires and other large events. The Florida Hurricane Catastrophe Fund agreement covers only storms designated as hurricanes by the National Hurricane Center.

Reinsurance Tower 1 - Covering All Homeowners Choice and Tailrow Policies in Florida

Reinsurance Tower 1 for the 2025-2026 treaty year provides coverage up to $1.28 billion for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $1.86 billion. Reinsurance Tower 1’s retention is $18 million for both first and second event.

Coverage provided by the Florida Hurricane Catastrophe Fund component of the program is estimated to be 90% of $741 million for both Homeowners Choice and Tailrow combined. Premiums for this component of the program are approximately $53 million for both Homeowners Choice and Tailrow combined.

Premiums for the private reinsurance component of the program, including coverage provided by Claddaugh, are approximately $235 million.

Reinsurance Tower 1 provides full reinstatement premium protection (“RPP”) coverage to offset any reinstatement premiums that become due for the reinstatement of limit for a second event.

Reinsurance Tower 2 - Covering All TypTap Policies, Whether in Florida or Outside of Florida, and All Homeowners Choice Policies Outside of Florida

Reinsurance Tower 2 for the 2025-2026 treaty year provides coverage up to $925 million for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The reinsurance program provides coverage up to $506 million for catastrophic losses from a single event outside of Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $1.40 billion. Reinsurance Tower 2’s retention is $18 million for both first and second event.

Coverage provided by the Florida Hurricane Catastrophe Fund component of the program is estimated to be 90% of $466 million. Premiums for this component of the program are approximately $34 million.

Premiums for the private reinsurance component of the program, including coverage provided by Claddaugh, are approximately $169 million.

Reinsurance Tower 2 provides full reinstatement premium protection (“RPP”) coverage to offset any reinstatement premiums that become due for the reinstatement of limit for a second event.

Reinsurance Tower 3 - Covering All CORE Policies in Florida

Reinsurance Tower 3 for the 2025-2026 treaty year provides coverage up to $181 million for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $245 million. Reinsurance Tower 3’s retention is $3 million for both first and second event.

Coverage provided by the Florida Hurricane Catastrophe Fund component of the program is estimated to be 90% of $52 million. Premiums for this component of the program are approximately $4 million.

Premiums for the private reinsurance component of the program, including coverage provided by Claddaugh, are approximately $22 million.

Reinsurance Tower 3 provides full reinstatement premium protection (“RPP”) coverage to offset any reinstatement premiums that become due for the reinstatement of limit for a second event.

Claddaugh

Where we think prudent, particularly where, in our view, premium rates are high relative to the risk, we selectively retain risk, whereby, Claddaugh participates on HCI’s reinsurance towers. For the 2025-2026 treaty year, Claddaugh participates across multiple reinsurance layers, geographies, and perils through its collective participation across all three reinsurance towers. Claddaugh has fully collateralized all its obligations to the four insurance companies. The collateralization is funded by a combination of premiums collected from the four insurance companies for Claddaugh’s participation and funds contributed by HCI. Claddaugh’s participation on the reinsurance towers are subject to approval by the Florida Office of Insurance Regulation. In accordance with Generally Accepted Accounting Principles (GAAP), Claddaugh’s estimated maximum retained loss is approximately $117 million for the first event and $35 million for the second event.

HCI Group, Inc.

In total, for the three reinsurance towers, HCI Group expects to incur net consolidated reinsurance premiums ceded to third parties, excluding Claddaugh, of approximately $422 million from June 1, 2025 through May 31, 2026. HCI may explore additional risk transfer instruments in the future to further enhance its overall reinsurance protection for the 2025-2026 treaty year which, if acted upon, would impact these numbers. Our reinsurance premiums are an estimate based on exposure projections and subject to true up at September 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 2, 2025.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
Name: James Mark Harmsworth Title: Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.